                                                                   EXHIBIT 10.14

                       AMENDMENT NO. 4 TO LOAN AGREEMENT



          THIS AMENDMENT NO. 4 TO LOAN AGREEMENT (the "Amendment") is made and entered into this 29th day of April, 1999, by and among LaSALLE NATIONAL BANK, a national banking association (the "Lender"), and KOSS CORPORATION, a Delaware corporation (the "Borrower").

                                  WITNESSETH:

          WHEREAS, Borrower and Lender entered into that certain Loan Agreement dated February 17, 1995, as amended by that certain Amendment No. 1 to Loan Agreement dated June 15, 1995, as further amended by that certain Amendment No. 2 to Loan Agreement dated May 20, 1996, and as further amended by that certain Amendment No. 3 to Loan Agreement dated December 31, 1997 (collectively, the "Loan Agreement"), pursuant to which Lender agreed to provide Borrower with a revolving line of credit up to $8,000,000.00 (the "Revolving Loan"), and with special loans up to $2,000,000.00 (the "Special Loans"); and

          WHEREAS, Borrower has requested Lender to increase the Revolving Loan amount to $10,000,000.00 and eliminate the Special Loans, and Lender has agreed to do so provided, among other things, Borrower executes and delivers this Amendment.

          NOW THEREFORE, in consideration of the premises which are incorporated herein by this reference, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

          1. Section 2.1(A) of the Loan Agreement shall be deleted in its entirety and replaced with the following new Section 2.1(A):

          Subject to the terms and conditions of this Agreement, on the date upon which all terms and conditions of the Documents have been met or fulfilled to the satisfaction of Lender (the "Closing Date"), the Lender agrees to make loans to Borrower on a revolving basis (such loans being herein called individually, a "Revolving Loan", and collectively, the "Revolving Loans") from time to time in such amounts as Borrower may from time to time request up to an aggregate amount outstanding of $10,000,000.00; provided, however, that (i) each borrowing by Borrower hereunder with respect to any Revolving Loan shall be in the aggregate principal amount of at least $10,000.00; (ii) the Lender's commitment to make Revolving Loans shall remain in effect for a period to and including November 1, 2000 (the "Revolver Termination Date"); (iii) notwithstanding any provision herein to the contrary (1) upon the occurrence and continuance of any Event of Default, and in each such event, the Lender may, in its sole discretion, immediately cease to make Revolving Loans; and (2) on the Revolver Termination Date, Borrower shall repay to the Lender all Revolving Loans, plus interest accrued to the date of payment; and (iv) for a period of at least 30 consecutive days during each fiscal year of Borrower, the amount of Revolving Loans outstanding shall not exceed $2,000,000.00.

          2. Subsection 2.1(B)(a) of the Loan Agreement shall be deleted in its entirety and replaced with the following new Subsection 2.1(B)(a):

          (a) in no event shall total amount of Letters of Credit and Revolving Loans issued and outstanding exceed $10,000,000.00;

          3. Section 2.1(C) of the Loan Agreement shall be deleted in its entirety and replaced with the following new Section 2.1(C):

          2.1(C) Notwithstanding anything in this Agreement to the contrary, Borrower shall pay to Lender a nonrefundable nonusage fee of 15 basis points calculated on an annualized basis, based on the average unused amount of the Revolving Loan, calculated and payable on a quarterly basis.

          4. The first paragraph of Section 2.3 of the Loan Agreement shall be deleted in its entirety and replaced with the following new first paragraph of Section 2.3:

          The Revolving Loans shall be evidenced by a promissory note (herein called the "Revolving Note") in the form attached hereto, and made a part hereof, as Exhibit 2.3, dated the date first above written, payable to the order of Lender, in the principal amount of $10,000,000.00. The date and amount of each Revolving Loan made by the Lender and of each repayment of principal thereon received by the Lender shall be recorded by the Lender in the records of the Lender and the aggregate unpaid principal amount shown on such records shall be rebuttable, presumptive evidence of the principal owing and unpaid on such Revolving Note. The failure to record any such amount on such records shall not, however, limit or otherwise affect the obligations of Borrower hereunder or under the Revolving Note to repay the principal amount of the Revolving Loans together with all interest accruing thereon. The unpaid principal amount from time to time outstanding on the Revolving Note shall, at Borrower's choice, bear interest at either: (a) the Prime Rate, adjusted as of each change of the Prime Rate (each Revolving Loan bearing interest at such rate a "Prime Rate Loan"); or (b) provided that an Event of Default has not occurred and is not continuing, a rate per annum that shall be 175 basis points in excess of the per annum rate of interest at which U.S. dollar deposits of an amount comparable to the amount of the Revolving Loan and for a period equal to the relevant Interest Period (as hereinafter defined) are offered generally to Lender (rounded upward if necessary, to the nearest 1/16 of 1.0%) in the London Interbank Eurodollar market at 10:00 a.m. (London time) two Business Days prior to the commencement of each Interest Period ("LIBOR" and each Revolving Loan bearing interest at such rate a "LIBOR Loan"), such rate to remain fixed for such Interest Period. "Interest Period" shall mean one-month, two-month or three-month periods as selected from time to time by the Borrower by irrevocable notice (in writing, by telex, telegram or cable) given to Lender not less than two Business days prior to the first day of each respective Interest Period commencing on the date hereof; provided that: (i) each such Interest Period may be continued upon its expiration by Borrower by irrevocable notice (in writing, by telex, telegram or cable) given to Lender not less than two Business Days prior to the expiration thereof, which notice shall specify that such Interest Period shall continue for a one-month, two month or three month period; (ii) the final Interest Period shall be such that its expiration occurs on or before the stated maturity date hereof; (iii) if for any reason the Borrower shall fail to select time a period, then interest on such LIBOR Loan shall accrue and be payable at the Prime Rate; and (iv) each such LIBOR Loan shall be in an amount of at least $1,000,000.00, and shall be in $100,000.00 increments. "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banks in London, England, and Chicago, Illinois, are required or permitted by law to close.

          5. Section 2.3(A) and Section 2.3(B) of the Loan Agreement shall be deleted in their entirety.

          6. Section 7.1(A) of the Loan Agreement shall be deleted in its entirety and replaced with the following new Section 7.1(A):

          (A) Borrower shall default in the payment when due of any amount due and owing by Borrower to Lender under the Revolving Note or Letters of Credit; or

          7. Borrower has reviewed the areas within its business and operations which could be adversely affected by, and has developed or is developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by Borrower may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999), and has made related appropriate inquiry of material suppliers and vendors. Based on such review and program. Borrower believes that the "Year 2000 Problem" will not have a material adverse effect on the Borrower. From time to time, at the request of Lender, Borrower shall provide to Lender such updated information or documentation as is requested regarding the status of its efforts to address the Year 2000 problem.

         8. Borrower shall deliver to Lender as a condition to Lender's undertakings as provided hereunder, note amendments, a directors' consent, secretary's certificate and such other documents as Lender shall request, each in form and substance satisfactory to Lender and its counsel.

         9. All references to "the Agreement" in the Loan Agreement shall mean the Loan Agreement as amended by this Amendment. All references to "the Loan," "the Loans," in the Loan Agreement shall include the loan amendments made hereunder. All references to "the Documents" in the Loan Agreement shall include this Amendment, the amendment to the Revolving Note and any other instrument or document required hereunder, whether now existing or at any time hereafter arising. All references to "the Revolving Note" and in Loan Agreement shall include the amendments thereto.

         10. All of the agreements, representations, covenants and obligations set forth in the Loan Agreement are hereby reaffirmed and restated as of the date of this Amendment. All representations and warranties contained in the Loan Agreement remain true and correct as of the date of this Amendment.

         11. Borrower agrees to pay all fees and out-of-pocket expenses of Lender including, without limitation, outside counsel to the Lender in connection with the preparation of this Amendment, and any and all agreements, instruments and documents required or contemplated by this Amendment.

         12.    Except as specifically amended and modified by this Amendment:
(a) the Loan Agreement shall remain in full force and effect and is hereby restated and incorporated herein by this reference; and (b) all terms defined in the Loan Agreement shall have the same meanings herein as therein.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be duly executed and delivered at Chicago, Illinois, as of the date first above written.


LaSALLE NATIONAL BANK                     KOSS CORPORATION

By: /s/ Jim Hess                          By: /s/ Michael J. Koss
   ----------------------------              --------------------
Title: Assistant Vice President           Title: CEO/President
      -------------------------                 -----------------



                                          ATTEST:

                                          By: /s/ Richard W. Silverthorn
                                             ---------------------------------
                                          Title:  Secretary & General Counsel
                                                ------------------------------